UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment to Form 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report:                        01/08/02
Date of Earliest Event Reported:       12/31/01

			WIRELESS DATA SOLUTIONS, INC.
       (Name of small business issuer as specified in its charter)

               Commission file number 333-47395


         Utah                                93-0734888
(State of Incorporation)        (I.R.S. Employer Identification No.)

                         2233 Roosevelt Road
					Suite #5
				St. Cloud, MN 56301
               (Address of principal executive offices)
 			   (320)203-7477
                     (Issuer's telephone number)


ITEM 5. 	OTHER EVENTS

The company has determined that it will be unable to secure an audited financial statement for the fiscal year ended September 30, 2001, and thus will be unable to comply with Securities and Exchange Commission rules applicable to the annual report on form 10-KSB. This difficulty arises because the company is experiencing cash flow problems and is unable to allocate the funds necessary to pay the professional fees required by its independent auditors. The audited report will be filed as soon as cash flow permits, however there can be no assurances that such an event will transpire. In lieu of filing the annual report on Form 10-KSB, the company herewith furnishes the information required by rule 15c2-11 adopted under the Securities and Exchange Act of 1935.

PART I

Except for the historical information contained herein, the following discussion contains forward looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this section.

BUSINESS OVERVIEW

Wireless Data Solutions, Inc. (the Company") develops and markets Digital wireless communications equipment for mobile fleet management in the U.S. foreign countries. The equipment is designed, assembled, and sold by Dinet, a wholly owned subsidiary of the Company. It has sold units to a number of different industries, including ready-mix concrete suppliers, taxi-cab companies, parcel delivery, vehicle towing, and public transportation. The large majority of its sales have been to the ready-mix segment. It transmits data using two-way radio, cellular, and CDPD (cellular digital packet data).

An enhancement to the Mobile Data terminals messaging capacity is its automatic vehicle location (AVL) feature. Automatic vehicle location is used to track vehicles; it can also be used to track other assets such as cargo containers. The unit to be tracked is fitted with a terminal that has a Global positioning system (GPS) receiver. The receiver gathers positioning information from the satellite system which in turn sends the information to a base station. At the base station the location is then super imposed on a map of the country. Wireless Data's mapping system has a zoom feature which enables the people at the base station to look at the precise location of the asset be it a few miles or one thousand miles distant. Vehicle location or asset tracking is an emerging technology which the Company believes has almost unlimited applications.

The Company's principal office occupies 330 square feet and is located at 2233 Roosevelt Road Suite # 5 St. Cloud, MN 56301. Its wholly owned subsidiary, Dinet, which occupies 4,800 square feet, is located in Oceanside, California, where it maintains a production and sales facility. It also has a small sales office in Severna Park, Maryland.

The company's transfer agent is Computer Share Investor Services, 12039 West Alameda Parkway, Suite Z, Lakewood, CO 80228.


BUSINESS ISSUES

In fiscal 2001 the company continued to maintain its focus on the readi mix market and expanding its product line to that industry. Dinet spent in excess of $300,000 developing an auto status product i.e., which is viewed as a necessity to maintain a competitive edge in a market, which becomes increasing competitive. The auto status product automatically relays changes in status of the vehicle leaving home base, arriving at job site, etc.; without any interaction from the driver. The company believes this technology also has a number of applications in other industries.

Fiscal 2001 was a dramatic disappointment. Wireless Data Solutions sustained losses of approximately $612,000. In addition to the funds expend for product development there were substantial unplanned expenditure in legal and accounting in excess of $180,000.

Considering the company's disappointing financial results and the subsequent drain on its resources Management understands that to move ahead it will have to explore all avenues. The company is exploring several possible business combinations along with several strategic partnerships.


DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The management team presently consists of three members.
Brian B. Blankenburg

Mr. Blankenburg was elected as a director of the Company in June 1997 and was named President of Dinet in September 1998. In March of 1999 he became President and Chief Executive Officer of Wireless Data Solutions. Mr. Blankenburg provides expertise in the areas of strategic planning, sales and marketing, mergers and acquisitions, funding and market research. Prior to joining the Company Mr. Blankenburg served as Executive Vice President, and later President of Hudson Industries, Mr. Blankenburg led the strategic repositioning of Hudson's business, and doubled its sales in four years. Prior to that time, Mr. Blankenburg held various management positions with International Multifoods, Beatrice, Green Giant and Hormel Company. He is a 1971 graduate of the University of Minnesota, where he received a B.A. in advertising. His continuing education has included the Beatrice Executive Marketing School at the J.L. Kellogg Graduate School of Business, Northwestern University, as well as studies at The University of Pennsylvania's Wharton School of Business. He owns approximately 3% of the shares outstanding.

Robert Chase

Robert Chase succeeded Brian Blankenburg as President of Dinet, The Company's wholly owned subsidiary. Mr. Chase has 25 years of experience In operations and start-up marketing and sales programs with wireless-related companies. For the past seven years he has consulted to Fortune 1000 ranked companies within the wireless industry as a partner with Severin Chase. Prior to his consulting role, he held various executive management positions with Digital Mobile Communications, Pacific Telesis, General Electric, and Motorola.


Patrick L. Makovec

Secretary and Treasurer of the Company, Mr. Makovec has been an officer and board member of the Company since December 1987. He was instrumental in discovering Dinet, and evaluating it prior to its acquisition by the Company. He was also involved in the restructuring of Dinet to strengthen the base from which to move it forward. He is the Board Chairman and Secretary/Treasurer of Dinet. He was formerly the President of Tel Corp. Leasing in St. Cloud, MN, and holds an M.S. Degree in Accounting from the University of Wisconsin. He owns approximately 8% of the shares outstanding.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULT OF OPERATIONS

Liquidity and Capital Resources

The Company's current assets totaled approximately $298,000 compared to $552,000 at the end of fiscal 2000. The current liabilities totaled $494,000 compared to $198,000 in fiscal 2000. Cash and cash equivalents totaled $17,000 compared to $262,000 in the prior year. Accounts Receivable increased approximately $20,000, which was primarily a timing issue rather than any trend. Inventory was down approximately $55,000 as the Company has arranged to have it's vendors hold a significant portion of the fast moving items in their inventories.

Management understands that to maintain operations sales will have to increase or there will have to be an injection of Capital. Management is diligently working to bring about some sort of new business combination or some new strategic relationship. The caveat, however, is that there can be no assurances that such events will transpire.

Results of Operations

Revenues from product sales declined approximately $441,000 compared to the prior year while total revenues declined approximately $641,000. The company's cash position declined by approximately $245,000, which was directly related to the decline in revenues. Management believes the general economic conditions contributed significantly to decline in revenues. In response to the dismal year experienced by the company management has trimmed its operating budget considerably.

The payable in stock increased by approximately $110,000 which was the stock bonus which was part of Robert Chase's employment contract 50,000 shares of common stock was paid to Sheryl Chases in Connection with certain creature production and public relations work.

In addition to those shares owed to Robert Chase 41,250 shares of common stock were issued to Bob Chase as part of his employment contract Brian Blankenburg was issued 191,000 shares of common stock for work done prior to fiscal 2001.

Subsequent Events

Subsequent to the year end 2001, 182,296 shares of common stock were issued to Sanact in settlement of $75,000 of $175,000 owed as a result of previously mentioned action. John Doubek was issued 450,000 shares of stock in connection with legal services performed over the last 24 months.

MARKET PRICE OF COMMON EQUITY

The price of the Company's common stock at the end of each quarter for the past two fiscal years is as follows:

Quarter Ending   High Bid   Low Bid

12/31/99		3/8		11/32

3/31/00		1 3/8       1 3/16

6/30/00		13/32		3/8

09/30/00		7/16        13/32

12/31/00		1/8		10/100

3/31/01		7/16		15/32

06/30/01		5/16		5/16

09/30/01		1/8		1/8









































































WIRELESS DATA SOLUTIONS, INC. AND SUBSIDIARY
Consolidated Financial Statements
For the Year Ended September 30, 2001



(UNAUDITED)



































Wireless Data Solutions, Inc. And Subsidiaries
Consolidated Statement of Earnings
For the Years Ended, September 30, 2001, and 2000

                                 09/30/01        09/30/00
                                (Unaudited)     (Audited)

REVENUES

  Net product sales            $1,234,238       $1,660,352
  Repairs and maintenance          49,660           63,055
  Product development sales             0          200,000
                                ------------------------------
Total Revenues                  1,283,898        1,923,407

COST OF SALES
  Products                        402,822          725,529
                                ------------------------------
Total Cost of Sales               402,822          725,529
                               --------------------------------
  Gross Profit                    881,076        1,197,878

  Operating Expenses            1,491,368        1,136,186

Operation income (loss)   (610,292)          61,692
                               __________________________________
Other income (Expense)
  Interest expense, net
    of interest income             (1,733)          10,940
  Lawsuit settlement                    0         (175,000)
  Other expenses                        0          (64,586)

                               ----------------------------------
  Total Other Income (Expenses)    (1,733)        (228,646)

Loss before provision
for income taxes                        0              949
                                ----------------------------------
NET EARNINGS                      $612,025         ($166,954)




Wireless Data Solutions, Inc. And Subsidiaries
Consolidated Balance Sheet
September 30, 2001, and 2000

ASSETS
                                 09/30/01         09/30/00
                                (Unaudited)      (Audited)

Current Assets:
Cash and cash equivalents        $17,869         $262,746
Trade accounts receivable,
net of $50,913/$53,000
estimated allowance
for doubtful accounts            151,242           97,487
Inventory                        124,570          180,080
  Prepaid Expenses                 4,849           12,371
                                ----------------------------
Total Current Assets             298,501          552,684

Property and Equipment:
  Office fixtures and equipment   72,049           52,620
  Leasehold Improvements               0           12,894
                                ------------------------------
Subtotal                          72,049           52,620

  Less:  Accumulated Depreciation
     and Amortization             36,063           20,499
Net Fixed Assets                  35,986           45,015

Other Assets:
   Security deposits               5,635            5,635
                                --------------------------------
Total Other Assets          5,635            5,635
                                --------------------------------
TOTAL ASSETS                    $340,093         $603,335


LIABILITIES                     09/30/01         09/30/00
                               (Unaudited)       (Audited)

Current Liabilities:
 Accounts payable and
    accrued expenses            $290,168        $140,273
  Accrued salaries payable             0          12,540
  Service Contract payable
    in stock                     138,924          29,545
  Notes Payable                   53,403               0
  Advance from Customers           5,828          15,255
  Other accrued liabilities          262             601
Total Current Liabilities        488,585         198,214

Other Liabilities:
   Due to officer                294,461         290,318
   Accrued lawsuit
     Settlement                  175,000         175,000
                               -----------------------------------
    Total Other Liabilities      469,461         465,318

TOTAL LIABILITIES                958,046         663,532

  Minority interests in
    consolidated subsidiaries     20,000          20,000
STOCKHOLDERS' DEFICIENCY:
  Preferred Stock, $.002 par value;
     3,000,000 shares authorized;
    no shares issued or outstanding    0               0
  Common Stock, $.001 par value;
     25,000,000 shares authorized;
     10,917,124 shares issued and
     outstanding at 9/30/00,
     11,199,374 at 9/30/01         11,199          10,917
 Additional paid-in-capital     2,061,850       2,007,834
  Deficit                      (2,711,001)     (2,098,948)

                              ---------------------------------
Total Stockholders' Equity       (617,952)        (80,197)
                              ----------------------------------
TOTAL LIAB. &
  STOCKHOLDERS' EQUITY           $340,093        $603,335




Wireless Data Solutions, Inc. And Subsidiaries
Consolidated Statement of Cash Flows
For The Years Ended September 30, 2001, and 2000

                                    09/30/01         9/30/00
				      (Unaudited)       (Audited)

Operating Activities:
Net Loss                          ($612,025)       ($167,903)

Adjustments to reconcile
 net income to net cash provided
 by (used in) operating
activities:
    Depreciation                          0            5,466
    Issuance of common
      Stock for services                  0           58,100
    Write down of advance due
      From affiliate                      0           64,586
    Provision for doubtful accounts       0           47,000

Changes in Operating Assets and
Liabilities:
Decrease (Increase) in
    accounts receivable             (53,755)         119,461
 Decrease (Increase) in inventory    55,539           51,430
 Decrease (Increase) in prepaid
    expenses                          7,522              586
 Decrease (Increase)in deposits           0           (2,521)
(Decrease) Increase in
    accounts payable                137,355             (557)
(Decrease) Increase in advances
    from customers                   (9,427)         (92,533)
(Decrease) Increase in Notes
    payable                          53,403                0
(Decrease) Increase in service
    Contract payable in stock       109,379                0
(Decrease) Increase in other
    current liabilities                   0           (1,366)
(Decrease) Increase in other
    liabilities                        (339)         (59,932)
Decrease in deferred service
contract                                  0          (41,255)
Accrued lawsuit settlement                0          175,000
                                   ----------------------------------
Net cash provided by
    operating activities           (312,348)         155,562
Investing Activities:
Purchase of property and equipment    9,030          (50,481)


Financing Activities:

(Decrease) Increase in due to
   related parties                    4,143                0
Proceeds of issuance of
   common stock                      54,298            7,500
Net cash provided by
    financing activities             58,441            7,500
                                -----------------------------------
Net increase in cash               (244,877)         112,581

Cash at beginning of period         262,746          150,165
                                -------------------------------------
Cash at end of period               $17,868         $262,746




Wireless Data Solutions, Inc. And Subsidiaries
Consolidated Statement of Stockholders' Equity
For The Years Ended September 30, 2001, and 2000


                                                       Common Stock
                                      Number of   Add'l pd   Accumulated
                                      Shares       Amount     Capital

(Unaudited)
Balance at September 30, 2000        10,917,124   $10,917
$2,007,834


Issuance of common stock for
Employment services            41,250.00     41.25     15,220.75
Issuance of common stock for
       Services                      191,000.00    191.00     20,609.00
Issuance of common stock for
       Services                       50,000.00     50.00     18,186.00

                                      ------------------------------------------
Balance, September 30, 2001          11,199,374    11,199     2,061,850

                                     -------------------------------------------
                                      Common Stock
                                      Deficit       Options     Total

Balance at September 30, 2000     ($2,098,948)       $0       ($80,197)
Issuance of common stock for
   Employment services                                         $15,262
Issuance of common stock for
   Employment services                                         $20,800
Issuance of common stock for
   Employment services                                         $18,236
Net Loss                             (612,025)                (612,025)
Balance, September 30, 2001        (2,711,001)        0       (637,924)

                                      Common Stock
                                      Number of   Add'l pd   Accumulated
                                      Shares       Amount     Capital
(Audited)
Balance at September 30, 1999      10,182,124     $10,182    $1,927,969

Common stock options exercised at
    $0.05/share                       225,000         225        22,275
Issuance of common stock for
    Services at $0.10/share           500,000         500        49,500
Issuance of common stock for
    Services at $0.81/share            10,000          10         8,090

Balance, September 30, 2000        10,917,124      10,917     2,007,834

   Common Stock
                                      Deficit       Options     Total
(Audited)
Balance at September 30, 1999     ($1,931,045)      $11,250     $18,356

Common stock options exercised at
    $0.05/share                             0       (11,250)     11,250
Issuance of common stock for
    Services at $0.10/share                 0             0      50,000
Issuance of common stock for
    Services at $0.81/share                 0             0       8,100
         Net Loss                    (167,903)                 (167,903)

Balance, September 30, 2000        (2,098,948)            0     (80,197)